EXHIBIT 32.1


In connection with the accompanying Amendment No. 1 to Quarterly Report of Stalar 2, Inc. (the "Company") on Form 10-QSB/A for the quarter ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steven R. Fox, in my capacities set forth below of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: May 23, 2008              /s/ Steven R. Fox
                                --------------------------------------
                                Steven R. Fox, President
                                (as Principal Executive Officer and Principal
                                Financial Officer)